Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

HilleVax, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(a)	1,691,650	$17.00	$28,758,050	0.0000927	$2,666

	Total Offering Amounts					$28,758,050		$2,666

	Total Fees Previously Paid								—

	Total Fee Offsets								—

	Net Fee Due							2,666

(1)

Represents only the additional number of shares being registered and includes 220,650 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-264159).

(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.